Subject line: Reminder: 2026 CREF Meeting of Participants - voting ends July 21st at 12:00 p.m. (ET).

Dear Participant:

You consented to receive your CREF Meeting of Participants materials over the Internet. This e-mail provides the information you will need to view and/or print the CREF Proxy Statement online and to vote.

To view and print the 2026 CREF Proxy Statement, please go to the website:

www.proxy-direct.com/cre-35051

If you would like to receive a printed copy of the materials, need assistance with voting your proxy card or have any comments, please click here or go to the website: www.proxy-direct.com/edelivery for assistance. Please do not reply to this email.

Vote Your Proxy

To vote your CREF proxy over the Internet, click on the link(s) below to access your proxy card and your control number and security code will be pre-populated:

Click Here to Vote

Control Number: 00000000000000

Security Code: 00000000

Or you can also go to the website: www.proxy-direct.com and manually enter your control number(s) and security code(s) exactly as it appears.

Thank you for consenting to receive your CREF Meeting of Participants materials over the Internet.

Computershare Fund Services, Independent Tabulator for CREF

College Retirement Equities Fund (CREF)

Meeting of Participants

July 21, 2026

Dear Participant:

We recently sent proxy materials regarding the Meeting of Participants scheduled for July 21, 2026 at 12:00 p.m. EDT. If you have already voted, please disregard this notice and thank you.

For the reasons set forth in the proxy materials, the Board of Trustees recommends a vote “FOR” the proposal. All votes, regardless of the number you are entitled to cast, contribute to the outcome of the meeting.

A copy of the proxy statement is also available at www.proxy- direct.com/cre-35051.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to www.proxy-direct.com, enter the control number printed on the voting ballot, and follow the simple online instructions.

2. By Touch-Tone Phone.

Call toll-free 1-800-254-4997 and follow the simple instructions.

3. By Mail.

Simply return your signed and dated voting ballot in the envelope provided.

4. VOTE AT THE VIRTUAL MEETING

Visit: meetnow.global/MGSML2Q on July 21, 2026 at 12:00 p.m. Eastern Time. To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card.

R1_35051